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                                                                      EXHIBIT 12


                  THE ST. PAUL COMPANIES, INC. AND SUBSIDIARIES
                              Computation of Ratios
                          (In thousands, except ratios)


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

                                                    Three Months Ended
                                                         March 31
                                               ----------------------------
                                                 1995                1994
                                               --------            --------
EARNINGS:
Income before income taxes                     $148,146              82,003
Add: fixed charges                               17,445              17,478
                                               --------            --------
     Income, as adjusted                       $165,591              99,481
                                               --------            --------
                                               --------            --------

FIXED CHARGES:
Interest costs                                  $11,617               9,854
Rental expense (1)                                5,828               7,524
                                               --------            --------
     Total fixed charges                        $17,445              17,478
                                               --------            --------
                                               --------            --------

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
Fixed charges                                   $17,445              17,478
Preferred stock dividends                         4,554               4,503
                                               --------            --------
     Total fixed charges and preferred
       stock dividends                          $21,999              22,081
                                               --------            --------
                                               --------            --------

Ratio of earnings to fixed charges                 9.49                5.69
                                               --------            --------
                                               --------            --------

Ratio of earnings to combined fixed charges
  and preferred stock dividends                    7.53                4.51
                                               --------            --------
                                               --------            --------

(1) Interest portion deemed implicit in total rent expense.
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